Exhibit 10.25

AMENDMENT No. 2 TO LICENSE AGREEMENT

This Amendment to License Agreement (the “Amendment”) is entered into as of June 17, 2004 (“Effective Date”) by and between Formulation Technologies, L.L.C., a Texas limited liability company, d/b/a PharmaForm with offices at 11400 Burnet Rd., Building 4, Suite 4010, Austin, Texas 78758 (hereinafter, “Licensor”), and Auxilium Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 160 W. Germantown Pike, East Norriton, Pennsylvania 19401 (hereinafter “Licensee”).

RECITALS

A.    Licensor and Licensee are parties to that certain License Agreement (the “Agreement”), dated as of June 20, 2003, which provides for the license of certain patents to the licensees as set forth therein.

B.    The Parties to the Agreement desire to amend the Agreement to revise the definition of “Term” and otherwise modify the terms of the Agreement in accordance with the terms of this Amendment.

AGREEMENT

Accordingly, in consideration of the foregoing and the covenants and agreements contained herein, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

2.    Amendments to the Agreement.

a.    Section 13.1 of the Agreement is hereby amended in its entirety to read as follows:

“Term:    This Agreement and the licenses granted herein shall commence on the Effective Date and shall continue subject to earlier termination as provided herein, until the expiration of the Patent (as identified in the definition of Licensed Technology in Article I of the Agreement). (the “Term”)”

3.    Governing Law. The construction, validity and interpretation of this Amendment shall be governed by the internal laws of the State of Delaware without reference to the choice of law provisions thereof.

4.    Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

6.    Continuation of the Agreement. Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

LICENSOR

Formulation Technologies, L.L.C.

By:	/s/ James W. McGinity

Name:	James W. McGinity

Title:	Chief Executive Officer

LICENSEE

Auxilium Pharmaceuticals, Inc.

By:	/s/ Jane H. Hollingsworth

Name:	Jane H. Hollingsworth

Title:	Executive Vice President, Secretary and General Counsel